EXHIBIT 21



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                                SUBSIDIARIES OF
                                   JOULE INC.


Subsidiary                              State of Incorporation
----------                              ----------------------

JOULE Staffing Services, Inc.                 New Jersey

JOULE Technical Staffing, Inc.                New Jersey

JOULE Technical Services, Inc.                New Jersey

20 Orchard St., Inc.                          New Jersey

JOULE Trransporation, Inc.                    New Jersey